EXHIBIT 11

                                   ESTERLINE TECHNOLOGIES CORPORATION
                       Computation of Basic and Diluted Earnings Per Common Share
                       For the Three and Nine Months Ended July 31, 1999 and 1998
                                               (Unaudited)
                                (In thousands, except per share amounts)

                                                            Three Months Ended         Nine Months Ended
                                                                  July 31,                  July 31,
                                                          ---------------------      --------------------
                                                             1999         1998         1999         1998
                                                           --------     -------      -------      -------

Basic
-----
Net Earnings                                               $ 5,952      $ 7,919      $18,151      $20,667
                                                           =======      =======      =======      =======
Weighted Average Number of  Common Shares Outstanding       17,342       17,289       17,336       17,287
                                                           =======      =======      =======      =======

Net Earnings per Common Share - Basic                      $   .34      $   .46      $  1.05      $  1.20
                                                           =======      =======      =======      =======


Diluted
-------

Net Earnings                                               $ 5,952      $ 7,919      $18,151      $20,667
                                                           =======      =======      =======      =======

Weighted Average Number of
Common Shares Outstanding                                   17,342       17,289       17,336       17,287

Net Shares Assumed to be Issued for Stock Options              283          458          332          433
                                                           =======      =======      =======      =======

Weighted Average Number of Common Shares and Common
 Equivalent Shares Outstanding                              17,625       17,747       17,668       17,720
                                                           =======      =======      =======      =======

Net Earnings per Common Share - Diluted                    $   .34      $   .45      $  1.03      $   .17
                                                           =======      =======      =======      =======


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